UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue
San Jose, California	95138
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (669) 275-2251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2021, the board of directors (the “Board”) of Velodyne Lidar, Inc. (the “Company”) appointed Hamid Zarringhalam as a Class I director, effective immediately. Mr. Zarringhalam was also appointed to the Company’s compensation committee. Mr. Zarringhalam has been approved by the Board to stand for election at the Company’s 2021 annual meeting of stockholders.

Mr. Zarringhalam is Corporate Vice President of Nikon Corporation. In this capacity, he is simultaneously Chief Executive Officer of Nikon Ventures Corporation, Co-General Manager of the Digital Solutions Business Unit in Nikon Corporation and Executive Vice President of Nikon Precision Inc. Nikon Ventures Corporation is responsible for the external investments, strategic alliances and private equity strategy of Nikon Corporation. The Digital Solutions Business Unit is responsible for leveraging Nikon core competencies to enable and scale growth in new markets. As EVP of Nikon Precision, he is responsible for Nikon strategic partnership activities in Semiconductor Lithography in the United States. Mr. Zarringhalam joined Nikon in 1987, and in his tenure with Nikon, he has served in various senior management capacities in technology, operations, business development, and other corporate groups, including serving as President of Nikon Precision Europe. He currently serves on the Board of wrnch, a Canadian Computer Vision technology company. He has also served in a Board capacity for several companies in the Nikon investment portfolio. Mr. Zarringhalam has a Bachelor of Science in Finance and a Master in Business Administration, both from the University of San Francisco.

There are no disclosable family relationships as required by Item 401(d) of Regulation S-K between Mr. Zarringhalam and the Company or its control persons, and there are no disclosable related person transactions between the Company and Mr. Zarringhalam as required by Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Zarringhalam entered into the Company’s standard form of indemnification agreement. Mr. Zarringhalam will receive the Company’s standard non-employee director compensation, which consists of an automatic annual grant of $150,000 of restricted stock units (measured based on the average closing price of the Company’s common stock for the 30 days immediately prior to the annual meeting of stockholders) to non-employee directors serving on the Board immediately after the annual meeting of stockholders, which restricted stock units will vest in full at the following annual meeting of stockholders.

Also on February 24, 2021, the Board appointed Christopher Thomas as a Class II director, effective immediately and simultaneously with Mr. Thomas’s resignation as a Class I director. The Board appointed Mr. Thomas as a Class II director to fill the vacancy on the Board created by James Graf’s resignation, which was effective February 15, 2021. Mr. Thomas will serve as a Class II director until the Company’s 2022 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

DATE: March 2, 2021	By:	/s/ Michael Vella
Michael Vella
General Counsel